UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
The Dolan Company
(Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 317-9420
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 17, 2011, we held an annual meeting of stockholders, where the stockholders holding 85.2% of our outstanding shares of common stock were present in person or by proxy. At the annual meeting, the stockholders voted upon (1) the election of Arthur F. Kingsbury, Lauren Rich Fine, and Gary H. Stern as Class I Directors to serve until our 2014 annual meeting of stockholders; (2) non-binding advisory vote on executive officer compensation; (3) non-binding advisory vote on frequency of the advisory vote to approve our executive officers compensation; and (4) the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2011. Each of Arthur F. Kingsbury, Lauren Rich Fine, and Gary H. Stern were re-elected to serve as our directors. The other three proposals also passed. In particular, the proposals received the following votes:

Proposal 1:	The election of Arthur F. Kingsbury, Lauren Rich Fine, and Gary H. Stern as Class I Directors to serve until our 2014 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Arthur F. Kingsbury	23,619,989	120,958	2,135,442
Lauren Rich Fine	23,619,037	121,910	2,135,442
Gary H. Stern	23,614,475	126,472	2,135,442

Proposal 2:	Non-binding advisory vote on executive officer compensation.

For	Against	Abstain	Broker Non-Votes

23,645,812	63,947	31,188	2,135,442

Proposal 3:	Non-binding advisory vote on frequency of the advisory vote to approve our executive officers compensation.

1 year	2 years	3 years	Abstain	Broker Non-Votes
19,953,490	8,215	3,641,969	137,273	2,135,442
A majority of the votes cast by stockholders voted, on a non-binding advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our stockholders, our Board of Directors has decided that it will include an advisory stockholder vote on executive compensation in the Company’s proxy materials every year until the next required advisory vote on the frequency of stockholder votes on executive compensation.

Proposal 4:	The ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2011.

For	Against	Abstain

25,725,635	143,128	7,626

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY
By:	/s/ Vicki J. Duncomb
	Name:	Vicki J. Duncomb
Its: Vice President and Chief Financial Officer
Dated: May 20, 2011